EXHIBIT  99.2

Tenax Therapeutics Expands Phase 3 LEVEL Program, Advancing Two TNX-103 (Oral Levosimendan) Registrational Studies for the Treatment of PH-HFpEF

Amendment to Enlarge Phase 3 LEVEL Study, Increasing Statistical Powering, Accepted by FDA, Expected to be Fully Enrolled Around Year End 2025

Agreement by FDA to Initiate Second Global Phase 3 Study, LEVEL-2, with First Patient Expected to be  Enrolled this Year

CHAPEL HILL, N.C., March 5, 2025 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (Nasdaq: TENX) (“Tenax Therapeutics” or the “Company”), a Phase 3, development-stage pharmaceutical company using clinical insights to develop novel cardiopulmonary therapies, today announced the U.S. Food and Drug Administration (FDA) has completed their review of Tenax Therapeutics’ updated Phase 3 development plan for TNX-103 (oral levosimendan), including an Amendment to expand enrolment and increase the power of the ongoing Phase 3 LEVEL study, and the protocol for LEVEL-2, Tenax Therapeutics’ second registrational Phase 3 study.  The Company today announced it expects to enroll 230 patients in the LEVEL study, increasing the statistical powering of the study to over 95%.  LEVEL-2, a global study, is expected to commence in 2025.

“We are increasing our investment in the clinical development plan for TNX-103 by expanding the ongoing LEVEL study and accelerating our plans to initiate the second registrational study, LEVEL-2.  With the momentum provided from our $100 million financing in August 2024 and alignment with the FDA, we are now able to execute on our plan to advance these two Phase 3 registrational studies for TNX-103 in parallel.  LEVEL is enrolling well:  we are confident that, with more than 50 North American sites already activated, we can complete enrollment of this upsized study around year end, while also commencing the global LEVEL-2 study later this year,” said Chris Giordano, President and Chief Executive Officer of Tenax Therapeutics. “We expect these two registrational studies will satisfy the requirements, including the safety data expectations, to file in the U.S. and other geographies.  We are funded well beyond our projected date for the release of topline LEVEL data, positioning us to advance the development of TNX-103 and improve the quality of life for patients living with PH-HFpEF.”

LEVEL Study Expansion Enhances Statistical Power

The LEVEL study, evaluating TNX-103 for the treatment of PH-HFpEF, will expand enrollment from 152 to at least 230 patients, increasing the statistical powering of the study.  The Company is on track to enroll the first 150 subjects in the first half of 2025, expects to complete enrollment by around the end of 2025, and expects to present topline data from the LEVEL study in the middle of 2026.

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As of late February 2025, blinded LEVEL data reveal TNX-103 to be well-tolerated in patients with PH-HFpEF:

•	>95% of patients who randomized have remained on therapy;
•	>95% of patients who completed 12 weeks have elected to enter the OLE; and
•	>95% of patients who entered the OLE have continued participation to this point.

Tenax Therapeutics’ Chief Medical Officer, Stuart Rich, MD, summarized:  “In addition to high rates of study and therapy continuation, the adherence to the TID regimen has been high, and no new safety signals have been detected.  About half the patients in the OLE have been on study for over 6 months, a few of them for more than a year, with very reassuring participation levels observed during the OLE.”

LEVEL-2:  A Global Registrational Trial

Additionally, Tenax Therapeutics received input from the FDA on the protocol for the LEVEL-2 study, and expects this second, global registrational clinical trial to evaluate levosimendan in patients with PH-HFpEF to start enrolling this year, in several countries.  The primary endpoint of 6MWD will be assessed at 26 weeks. Tenax intends to enroll a larger sample than LEVEL and evaluate patients for a full year of double-blind, placebo-controlled therapy, providing FDA and European reviewers a robust safety database for their benefit/risk assessments.

“TNX-103 has the potential to meaningfully improve the quality of life of patients with PH-HFpEF, an underdiagnosed disease with significant unmet needs and no currently approved treatment options.  I remain very hopeful that with positive Phase 3 results, these patients will finally have an approved treatment available,” said Dr. Rich. “We are continuing to work closely with the FDA, and are grateful for their input, which enables Tenax to accelerate development timelines of a potential first therapy for this devastating form of PH.”

About the Phase 3 LEVEL Study ( NCT05983250 )

The LEVEL Study is a Phase 3, double-blind, randomized, placebo-controlled study of oral levosimendan in patients with PH-HFpEF. Approximately 230 subjects will be randomized in a 1:1 ratio to receive an oral dose of levosimendan (2 mg/day) or placebo for Weeks 1 to 4 and 3 mg/day or placebo for Weeks 5 to 12. The primary outcome measure for the study is change in six-minute walk distance from Baseline to Week 12. All randomized subjects will have the option to enter the 92-week OLE following the completion of all study endpoints at Week 12.

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About the Phase 3 LEVEL-2 Study

LEVEL-2 is a global Phase 3, double-blind, randomized, placebo-controlled study of oral levosimendan in patients with PH-HFpEF.  Patients will be randomized to receive an oral dose of levosimendan (2mg/day) or placebo for Weeks 1 to 4 and 3mg/day or placebo from Week 5 onward.  The primary endpoint of 6MWD will be assessed at 26 weeks.

About Levosimendan (TNX-101, TNX-102, TNX-103)

Levosimendan is a unique, potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action, and that is being developed as an oral therapy (TNX-103) for pulmonary hypertension (PH) with heart failure with preserved ejection fraction (PH-HFpEF). Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan has been granted market authorization in 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Results of Tenax Therapeutics’ Phase 2 HELP study of levosimendan in patients with HFpEF demonstrated that IV levosimendan (TNX-101) produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that is the basis of LEVEL, the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has demonstrated improved exercise tolerance in patients with PH associated with HFpEF, “a growing epidemic with high morbidity and mortality and no treatment. The clear unmet need and lethal nature of PH-HFpEF must be met with novel solutions at all levels of therapeutic development” (AHA Scientific Advisory, “A Call to Action,” 2022).

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a Phase 3, development-stage pharmaceutical company using clinical insights to develop novel cardiopulmonary therapies.  The Company owns global rights to develop and commercialize levosimendan, which it has prioritized.  Tenax Therapeutics also may resume developing its unique oral formulation of imatinib. For more information, visit www.tenaxthera.com. Tenax Therapeutics’ common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; risks related to our business strategy, including the prioritization and development of product candidates; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; risks associated with our cash needs; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors;  our competitive position; intellectual property risks; volatility and uncertainty in the global economy and financial markets in light of the possibility of pandemics, global financial and geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contact:

Investor and Media:

Merrill Barrett

Argot Partners

tenax@argotpartners.com

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